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                                                                     EXHIBIT 5.1
                         [Kirkland & Ellis Letterhead]
To Call Writer Direct:
 312 861-2000

                                 March 23, 1998


Gaylord Container Corporation
500 Lake Cook Road, Suite 400
Deerfield, IL   60015


         Re: Gaylord Container Corporation 9 3/8% Senior Notes due 2007, Series B and 97/8% Senior Subordinated Notes due 2008, Series B

Ladies and Gentlemen:

         We are acting as special counsel to Gaylord Container Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to $200,000,000 in aggregate principal amount of its 9 3/8% Senior Notes due 2007, Series B (the "Senior Exchange Notes") and up to $250,000,000 in aggregate principal amount of its 9 7/8% Senior Subordinated Notes due 2008, Series B (the "Senior Subordinated Exchange Notes" and, together with the Senior Exchange Notes, the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on March __, 1998 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for its 9 3/8% Senior Notes due 2007, Series A (the "Old Senior Notes") and its 9 7/8% Senior Subordinated Notes due 2008, Series A (the "Old Senior Subordinated Notes" and, together with the Old Senior Notes, the "Old Notes").

         The Senior Exchange Notes are to be issued pursuant to the Indenture (the "Senior Indenture"), dated February 23, 1998, by and among the Company and State Street Bank and Trust Company (the "Senior Note Trustee"), in exchange for and in replacement of the Company's outstanding Old Senior Notes, of which $200,000,000 in aggregate principal amount is outstanding. The Senior Subordinated Exchange Notes are to be issued pursuant to the Indenture (the "Senior Subordinated Note Indenture" and, together with the Senior Note Indenture, the "Indentures") dated February 23, 1998, by and among the Company and Chase Bank of Texas, National Association (the "Senior Subordinated Note Trustee" and, together with the Senior Note Trustee, the "Trustees"), in exchange for and in replacement of the Company's outstanding Old Senior Subordinated Notes, of which $250,000,000 in aggregate principal amount is outstanding.



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Gaylord Container Corporation
March 23, 1998
Page 2


         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company
(ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Exchange Notes, (iii) the Registration Statement and exhibits thereto and (iv) the Registration Rights Agreements, dated February 23, 1998, by and among the Company and BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co., Inc., Salomon Brothers Inc and NationsBanc Montgomery Securities LLC.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         (1) The Company is a corporation existing and in good standing under the General Corporation law of the State of Delaware.

         (2) The sale and issuance of the Exchange Notes has been validly authorized by the Company.

         (3) When, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act, (ii) the Indentures have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Notes have been validly tendered to the Company, (iv) the Exchange Notes have been issued in the form and containing the terms described in the Registration Statement, the Indentures, the resolutions of the Company's Board of Directors (or authorized committee thereof) and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained

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Gaylord Container Corporation
March 23, 1998
Page 3


and (v) the Exchange Notes have been authenticated by the Trustees, the Exchange Notes when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of the opinions in paragraph 1, we have relied exclusively upon certificates issued by the Delaware Secretary of State and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by such certificates. We have assumed without investigation that there has been no relevant change or development between the respective dates of such certificates and the date of this letter.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Delaware or New York be changed by legislative action, judicial decision or otherwise.



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Gaylord Container Corporation
March 23, 1998
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         This opinion is furnished to you in connection with the filing of the
Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                Yours very truly,

                                /s/ Kirkland & Ellis

                                KIRKLAND & ELLIS